UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Third Century Bancorp (Name of Registrant as Specified In Its Charter)

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Third Century Bancorp
80 East Jefferson Street
Franklin, Indiana 46131
(317) 736-7151

April 2, 2007

TO THE SHAREHOLDERS OF THIRD CENTURY BANCORP

You are cordially invited to attend the 2007 annual meeting of Shareholders of Third Century Bancorp, which will be held at the main office of Mutual Savings Bank, 80 East Jefferson Street, Franklin, Indiana 46131, on Wednesday, May 16, 2007, at 9:00 a.m. local time.

At the annual meeting, you will be asked to consider and vote upon: (i) the election of a director to serve for a term expiring in May 2010; and (ii) the ratification of our independent registered public accounting firm.

Enclosed are the Notice of Annual Meeting, Proxy Statement and Proxy. We hope you can attend the annual meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the annual meeting, you may vote your shares in person even if you have previously returned your Proxy.

We want to thank you for your support this past year. Enclosed with the Proxy Statement is the 2006 Annual Report, which we encourage you to review.

If you have any questions about the Proxy Statement or Annual Report, please call or write us.

By Order of the Board of Directors,

/s/ Robert D. Heuchan

Robert D. Heuchan
President and Chief Executive Officer

Third Century Bancorp
80 East Jefferson Street
Franklin, Indiana 46131
(317) 736-7151
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 16, 2007

Notice is hereby given that the annual meeting of Shareholders of Third Century Bancorp will be held at the main office of Mutual Savings Bank, 80 East Jefferson Street, Franklin, Indiana, on Wednesday, May 16, 2007, at 9:00 a.m., local time.

The annual meeting will be held for the following purposes:

1.	The election of one director of Third Century Bancorp, to serve for a term expiring in 2010;

2.	The ratification of BKD LLP as independent registered public accounting firm for the year ending December 31, 2007; and

Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 20, 2007, are entitled to vote at the meeting or any adjournment thereof.

We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for the year ended December 31, 2006, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

Sincerely,

/s/ Robert D. Heuchan

Robert D. Heuchan
President and Chief Executive Officer

Franklin, Indiana
April 2, 2007

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Third Century Bancorp
80 East Jefferson Street
Franklin, Indiana 46131
(317) 736-7151

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS
May 16, 2007

This Proxy Statement is being furnished to the holders of our common stock, no par value, in connection with the solicitation of proxies by the Board of Directors to be voted at the annual meeting of Shareholders to be held at 9:00 a.m., local time, on May 16, 2007, at the main office of Mutual Savings Bank, 80 East Jefferson Street, Franklin, Indiana, and at any adjournment of the annual meeting. We are the holding company parent of Mutual Savings Bank. This Proxy Statement is being mailed to our shareholders on or about April 2, 2007.

The proxy we are soliciting, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of Third Century Bancorp written notice of such revocation (Pamela J. Spencer, 80 East Jefferson Street, Franklin, Indiana 46131), (ii) submitting a properly executed proxy bearing a later date, or (iii) by appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on March 20, 2007, will be entitled to vote at the annual meeting. On the voting record date, there were 1,632,843 shares of the common stock issued and outstanding, and we had no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the annual meeting. The holders of a majority of the outstanding shares of common stock as of the voting record date must be present in person or by proxy at the annual meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the annual meeting.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 20, 2007, by each person who is known to us to own beneficially 5% or more of our common stock. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner		Percent of Class
HomeFederal Bank, Trustee For the Third Century Bancorp Employee Stock Ownership Plan and Trust 501 Washington Street Columbus, Indiana 47201	131,179	(2)	8.0%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	110,500	(3)	6.8%

Advisory Research, Inc. 180 North Stetson Street Suite 5500 Chicago, Illinois 60601	153,088	(4)	9.4%
_______________________
(1)           The information in this chart is based on Schedule 13G and 13D Reports filed by the above-listed persons with the Securities and Exchange Commission containing information concerning shares held by them.  It does not reflect any changes in those shareholdings which may have occurred since the date of such filings.
(2)           These shares are held by the Trustee of Third Century Bancorp Employee Stock Ownership Plan and Trust.  The employees participating in that plan are entitled to instruct the trustee how to vote shares held in their accounts under the plan. Unallocated shares held in a suspense account under the plan are required under the plan tends to be voted by the trustee in the same proportion as allocated shares are voted.
(3)           In a Schedule 13G filed with the Securities and Exchange Commission, Wellington Management Company, LLP indicates that it is the beneficial owner of the foregoing shares, and that it has shared dispositive power and no voting power with respect to those shares.  Wellington Management Company, LLP is a Massachusetts limited partnership and a registered investment advisor. First Financial Fund, Inc. is one of its clients, with whom Wellington Management Company, LLP shares dispositive power as to 110,500 of these shares. First Financial Fund, Inc., 1680 38th Street, Suite 800, Boulder, Colorado 80301, has sole voting power with respect to those 110,500 shares.
(4)           Based on a Schedule 13G filed with the Securities and Exchange Commission on February 20, 2007, Advisory Research, Inc. claims sole voting and dispositive ownership over all shares reported.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors consists of five members. Directors Robert L. Ellett, Jerry D. Petro, and Robert D. Schafstall meet the standards for independence for Board members set forth in the Listing Standards for Nasdaq. In determining the independence of the directors, the Board of Directors reviewed and considered the legal fees and title insurance fees paid to the law firm of Cutsinger and Schafstall of which Director Robert D. Schafstall is a partner. The aggregate fees paid to Cutsinger and Schafstall did not exceed $13,000 in fiscal 2006.

Our By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their primary domicile in Johnson or Bartholomew Counties, Indiana, must have had a loan or deposit relationship with Mutual Savings Bank for a continuous period of nine months prior to their nomination to the Board (or in the case of directors in office on March 16, 2004, prior to that date), and non-employee directors must have served as a member of a civic or community organization based in Johnson County,

Indiana, for at least a continuous period of 12 months during the five years prior to their nomination to the Board.

At the annual meeting one director is to be elected for a three-year term.  The Governance and Nominating Committee of the Board of Directors has nominated Robert D. Heuchan to stand for election at this year’s annual meeting.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominee listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxy holders will vote for a replacement nominated by the Governance and Nominating Committee. At this time, the Board of Directors knows of no reason why the nominees may not be able to serve as directors if elected.

The following table sets forth certain information regarding the nominee for the position of director, current board members who are not to be considered for reelection at this annual meeting, and for all directors and executive officers as a group. Unless otherwise indicated, each nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director is related to any other nominee for director or executive officer by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name	Expiration of Term as Director	Director of the Holding Company Since	Director of the Bank Since	Amount and Nature of Beneficial Ownership as of The Voting Record Date(1)		Percentage of Class
Nominee

Robert D. Heuchan	2007	2004	1991	66,977	(2)	4.0%

Continuing Directors

Robert L. Ellett	2008	2004	1987	48,142	(3)	2.9%
Robert D. Schafstall	2008	2004	1999	46,572	(4)	2.8%
David A. Coffey	2009	2004	1999	62,782	(5)	3.8%
Jerry D. Petro	2009	2004	1997	51,305	(6)	3.1%

Executive Officer who is not a Director

Debra K. Harlow	N/A	N/A	N/A	12,322	(7)	* %

All directors and executive officers as a group (6 persons)				288,100	(8)	16.9%
__________________
* Less than 1% of outstanding shares.
(Footnotes continued on next page)

(1)
Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors residing in their homes.

(2)
Includes 10,000 shares held jointly with Mr. Heuchan’s spouse, 19,394 shares held in Mutual Savings Bank’s 401(k) plan as of December 31, 2006, 2,371 shares allocated to Mr. Heuchan’s account under Mutual Savings Bank’s ESOP as of December 31, 2006, and 13,225 shares of restricted stock and 21,987 shares underlying options that are exercisable within sixty (60) days of the voting record date. Mr. Heuchan has pledged 10,000 shares of our common stock as security for a loan.

(3)
Includes 2,645 shares of restricted stock and 8,266 shares underlying options that are exercisable within sixty (60) days from the voting record date and 10,000 shares held directly by Mr. Ellett’s spouse.

(4)
Of these shares, 25,000 shares are held jointly with Mr. Schafstall’s spouse, 6,600 shares are held by Mr. Schafstall’s SEP, 3,400 shares are held by Mr. Schafstall’s IRA, 2,645 shares of restricted stock and 8,266 shares underlying options that are exercisable within sixty (60) days of the voting record date.

(5)
Includes 17,540 shares held jointly with Mr. Coffey’s spouse, 10,238 shares held in Mutual Savings Bank’s 401(k) plan as of December 31, 2006, 1,942 shares allocated to Mr. Coffey’s account under Mutual Savings Bank’s ESOP as of December 31, 2006, and 13,225 shares of restricted stock and 19,837 shares underlying options that are exercisable within sixty (60) days of the voting record date. Mr. Coffey has pledged 17,540 shares of our common stock as security for a loan.

(6)
Includes 10,000 shares in trust for the benefit of Mr. Petro, 15,000 shares in trust for the benefit of Mr. Petro’s spouse, 9,050 shares held in a profit-sharing plan for Mr. Petro’s benefit, 1,000 shares held by Mr. Petro’s IRA, 1,000 shares held by Mr. Petro’s spouse’s IRA, 3,000 shares held by the RIT Corporation, 1,344 shares held by the Petro Family Limited Partnership, 2,645 shares of restricted stock and 8,266 shares underlying options that are exercisable within sixty (60) days of the voting record date.

(7)
Includes 148 shares held jointly with Ms. Harlow’s spouse, 4,564 shares held in Mutual Savings Bank’s 401(k) Plan, 1,282 shares held in Mutual Savings Bank’s ESOP, 872 shares of restricted stock and 5,455 shares underlying options that are exercisable within sixty (60) days of the voting record date.

(8)
Includes 34,196 shares held in Mutual Savings Bank’s 401(k) plan and 5,595 shares held in Mutual Savings Bank’s ESOP as of December 31, 2006, and 35,257 shares of restricted stock and 72,077 shares underlying options that are exercisable within sixty (60) days of the voting record date.

Presented below is certain information concerning the directors and director nominee of Third Century Bancorp:

David A. Coffey (age 44) has served as Chief Operating Officer of Mutual Savings Bank since 1998 and as Executive Vice President of Mutual Savings Bank since 1999. He was a Senior Vice President prior to being named Executive Vice President. Mr. Coffey is a graduate of Franklin College.

Robert L. Ellett (age 69) has served as Chairman of the Board of Directors of Mutual Savings Bank since 1999. Mr. Ellett also serves Chairman of Mutual Financial Services, Inc., a subsidiary of Mutual Savings Bank engaged in mortgage life insurance sales and servicing. He was the General Manager of Rytex Company, a stationery products company, until his retirement in December 2001.

Robert D. Heuchan (age 53) has served as the President and Chief Executive Officer of Mutual Savings Bank since 1991. He has also served as Vice Chairman of the Board since 1999. He also has been President of Mutual Financial Services, Inc. since its formation in 1991.  Mr. Heuchan is a graduate of Franklin College and has an MBA from the University of Indianapolis.

Jerry D. Petro (age 61) is the owner and President of J.D. Petro & Associates, Inc., which sells protective coatings in Indiana, and R.T.I. L.L.C., which sells protective coatings in Kentucky. He also is the owner and President of R.T.I., which sells architectural coatings; Petro’s Water Conditioning of Johnson County; Water Treatment Services of Shelby County; Petro Group, Inc., an owner/lessor of buildings for light industrial use; and Petro Group, L.L.C., an owner/lessor of buildings for office use. Mr. Petro is a graduate of Franklin College and Indiana University (M.S.).

Robert D. Schafstall (age 63) has been the Franklin City judge and an attorney in the law firm of Cutsinger and Schafstall since 1972. Mr. Schafstall is a graduate of Franklin College and the Indiana University School of Law at Indianapolis.

THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE WILL RESULT IN THE NOMINEE RECEIVING FEWER VOTES.

Executive Officers of Mutual Savings Bank Who Are Not Directors

Presented below is certain information regarding the executive officer of Mutual Savings Bank who is not a director:

Name	Position
Debra K. Harlow	Chief Financial Officer

Debra K. Harlow (age 55) has served as Chief Financial Officer since January 1, 2004. Prior to that time she had served as EDP Coordinator.

The Board of Directors and its Committees

During the year ended December 31, 2006, the Board of Directors of Third Century Bancorp met or acted by written consent 13 times.  No director attended fewer than 75% of the aggregate total number of meetings during the last year of the Board of Directors of Third Century Bancorp held while he served as director and of meetings of committees which he served during that year. The Board of Directors of Third Century Bancorp has an Audit Committee, a Stock Compensation Committee, and a Governance and Nominating Committee among its other Board Committees. The Board of Directors appoints all committee members.

The Audit Committee, which has been established in accordance with §3(a)(58)(A) of the Securities Exchange Act of 1934, appoints our independent registered public accounting firm, and meets with them to outline the scope and review the results of the annual audit. The members of the Audit Committee are Robert L. Ellett and Jerry D. Petro. The Audit Committee met five times during the year ended December 31, 2006.

Audit Committee Report, Charter, and Independence

Audit Committee Report. The Audit Committee reports as follows with respect to the audit of our financial statements for the year ended December 31, 2006, included in our Shareholder Annual Report.

The Committee has reviewed and discussed our 2006 audited financial statements with our management.

The Committee has discussed with our independent registered public accounting firm (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of our financial statements. BKD, LLP did not use any employees other than its full-time permanent employees on its audit of our 2006 audited financial statements.

The Committee has received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which relates to the independent registered public accounting firm’s independence from us and our related entities) and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from us. The Committee considered whether the provision of services by our independent registered public accounting firm, other than audit services and review of Forms 10-QSB, is compatible with maintaining the independent registered public accounting firm’s independence.

Based on review and discussions of our 2006 audited financial statements with management and discussions with our independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that our 2006 audited financial statements be included in our annual report on Form 10-KSB for the year ended December 31, 2006.

This Report is respectfully submitted by the Audit Committee of Third Century Bancorp’s Board of Directors.

Audit Committee Members
Robert L. Ellett
Jerry D. Petro

Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee.  The Audit Committee Charter was filed as an appendix to the 2005 Annual Meeting Proxy Statement.  The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

Independence of Audit Committee Members. Our Audit Committee is comprised of Messrs. Ellett and Petro. Each of these members meets the current requirements for independence of Audit Committee members set forth in the Listing Standards of Nasdaq. In addition, the Board of Directors has determined that Jerry D. Petro is a “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-B promulgated under the Securities Exchange Act of 1934.

Stock Compensation Committee

The Stock Compensation Committee administers the stock option plan and the restricted stock plan. The members of that committee are Messrs. Robert L. Ellett (Chairman), Jerry D. Petro and Robert D. Schafstall. All of these committee members meet the standards for independence for compensation committee members set forth in the Listing Standards of Nasdaq. It met one time in 2006.  The Stock Compensation Committee does not operate under a written charter.

The Stock Compensation Committee is composed of the independent members of our Board of directors as defined in the Nasdaq corporate governance listing standards. Under the board’s policies, Mr. Heuchan and Mr. Coffey will not participate in the Board of Directors determination of compensation for their respective offices.

The role of the Stock Compensation Committee is to review annually the compensation levels of the executive officers and directors and the recommendation of the Personnel Committee and determine compensation changes for the upcoming fiscal year.  It is intended that the executive compensation program will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the shareholders. The Stock Compensation Committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of Third Century Bancorp.  The compensation program has three key elements of total direct compensation: base salary, bonus and long-term incentives such as stock-based incentive plans.

While the Stock Compensation Committee does not use strict numerical formulas to determine changes in compensation for the chief executive officer, other executive officers and directors, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of our operations, the experience, expertise and management skills of the executive officers and their roles in our future success, as well as compensation surveys prepared by America’s Community Bankers to determine compensation paid to executives performing similar duties for similarly sized geographic institutions.  While each of the quantitative and non-quantitative factors described above was considered by the Stock Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the chief executive officer and other executive officers.  Rather, all factors were considered.

Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the individual’s performance and contribution to our long-term goals, performance targets, our financial performance and other relevant factors.

In addition, the Stock Compensation Committee believes that long-term incentives, specifically stock options and stock awards, should be a key component of our executive and director compensation programs.  These incentives strongly align the rewards provided to executives with the value created for shareholders through stock price appreciation.

Our 2005 Stock Option Plan and 2005 Recognition and Retention Plan were submitted and received shareholder approval at the 2005 Annual Meeting of Shareholders.  We have made and intend to continue to make stock option and stock award program grants to executives, employees and directors in the future.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Messrs. Robert L. Ellett, Jerry D. Petro and Robert D. Schafstall.  The members of the Governance and Nominating Committee meet the standards for independence for nominating committee members set forth in the Listing Standards of Nasdaq. The Governance and Nominating Committee met one time in 2006. The Governance and Nominating Committee has a charter.  The Governance and Nominating Committee Charter was filed as an appendix to the 2005 Annual Meeting Proxy Statement.  This committee will consider nominees recommended by shareholders, however it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case-by-case basis. When considering a potential candidate for membership on our Board of Directors, the Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Governance and Nominating Committee does not have specific minimum qualifications that must be met by a Governance and Nominating Committee-recommended candidate and there is not a specific process for identifying such candidates. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a shareholder. The Governance and Nominating Committee has not received any recommendations from any of our shareholders in connection with this annual meeting.

Directors must satisfy certain qualification requirements set forth in our By-Laws. Article III, Section 12 of our By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by our Secretary not less than 120 days prior to the annual meeting; provided, however, that in the event that less than 130 days’ notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the annual meeting specified in our By-Laws if the annual meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

We have adopted a policy for our shareholders to send written communications to our directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at our main office. We have also adopted a policy that strongly encourages our directors to attend each annual meeting of shareholders.  Last year, all Board members attended our annual meeting of shareholders.

Management Compensation

During the year ended December 31, 2006, no cash compensation was paid directly by Third Century Bancorp to any of its executive officers. Mutual Savings Bank compensated each of such officers.

The following table sets forth information as to annual, long-term and other compensation for services in all capacities to our President and Chief Executive Officer and our Chief Operating Officer, the Named Executive Officers, for the year ended December 31, 2006. We had no other executive officers who earned over $100,000 in total compensation during the past year.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Robert D. Heuchan, President and Chief Executive Officer	2006	$134,000	$30,000	$43,411	―	―	―	$71,813	(3)	$279,224
David A. Coffey, Executive Vice President and Chief Operating Officer	2006	$111,000	$20,000	$43,411	―	―	―	$65,970	(4)	$240,381
_________________________
(1)
The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2005 Recognition and Retention Plan. Assumptions used in the calculation of this amount is included in note 12 to our audited financial statements for the year ended December 31, 2006 and included in our Annual Report to Shareholders.

(2)	Stock options granted to the Named Executive Officers vested upon grant and the entire compensation expense associated with such stock option grants was paid in fiscal 2005.
(3)
Consists of $23,450 of director fees for service on the Boards of Third Century Bancorp, Mutual Savings Bank and Mutual Financial Services, Inc.; a $1,200 management fee for Mutual Financial Services, Inc.; a contribution by Mutual Savings Bank of $5,360 pursuant to the 401(k) plan; $13,239 relating to the value of issued ESOP shares; and $28,564 for dividends received on unvested stock awards, which includes the return of capital paid in 2006. Dividends on unvested stock awards are held in trust for the recipient. For the year ended December 31, 2006, Mr. Heuchan did not receive perquisites or personal benefits, which exceeded $10,000.

(4)
Consists of $22,550 of director fees for service on the Boards of Third Century Bancorp, Mutual Savings Bank and Mutual Financial Services, Inc.; a contribution by Mutual Savings Bank of $4,440 pursuant to the 401(k) plan; $10,416 relating to the value of issued ESOP shares; and $28,564 for dividends received on unvested stock awards, which includes the return of capital paid in 2006. Dividends on unvested stock awards are held in trust for the recipient. For the year ended December 31, 2006, Mr. Coffey did not receive perquisites or personal benefits, which exceeded $10,000.

Stock Based Compensation

Set forth below is certain information regarding outstanding equity awards granted to the Named Executive Officers during 2006.

Outstanding Equity Awards at Fiscal Year-End
Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date (1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robert D. Heuchan	21,987	―	―	$11.10	07/20/2015	13,225	$149,443	―	―
David A. Coffey	19,837	―	―	$11.10	07/20/2015	13,225	$149,443	―	―
__________________
(1)	Stock options expire 10 years after the grant date.
(2)	This amount is based on the fair market value of our common stock on December 31, 2006 of $11.30.

During 2005 shareholders approved the Third Century Bancorp Stock Option Plan and the Mutual Savings Bank Recognition and Retention Plan and Trust.  The purpose of each plan is to retain our directors and key employees by providing such persons with a proprietary interest in Third Century Bancorp.  The option plan provides for the grant of options to acquire up to 165,312 shares of common stock, subject to adjustment for reorganizations, recapitalizations, stock splits, stock dividends and other extraordinary corporate changes as set forth in the option plan.  The restricted stock plan provides for the grant of up to 66,125 shares of common stock.

The option plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to us) and options that do not so qualify (non-qualified stock options).

Administration. The option plan and restricted stock plan are administered, construed and interpreted by our Stock Compensation Committee.  Members of the Stock Compensation Committee must be nonemployee directors of Third Century Bancorp.

Terms of the Options and Restricted Stock Awards. Stock Option Price. The price to be paid for shares of common stock upon the exercise of each stock option shall not be less than the fair market value of such shares on the date on which the option is granted. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of our stock may be granted at an option price no less than 110% of the fair market value of the stock on the date of grant.

Option Term. No option may have a term longer than ten years and one day from the date of grant. However, incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of more than 10% of the combined voting power of all our classes of stock may not have terms in excess of five years.

Vesting and Exercise. All options awarded during 2006 and 2005 were fully vested upon grant.  The Named Executive Officers exercised no options during 2006.

Vesting of Restricted Stock Awards. Restricted stock awards vest at a rate of 20% per year commencing with the date of the award, subject to earlier vesting in the event of the death or disability of the award recipient, or upon the involuntary termination of service within 18 months after a change of control of Third Century Bancorp or Mutual Savings Bank.

Voting of Restricted Stock. Restricted stock awards that are vested may be voted at the direction of the recipient.  Recipients of unvested restricted stock awards may direct the restricted stock plan trustee as to the voting of their shares.  The trustee will vote shares as to which no voting instructions have been received in the same proportion that unvested shares have been voted.

Change of Control. In the event of a change of control, and subject to certain limitations set forth in the option plan, outstanding options that are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of Third Century Bancorp or Mutual Savings Bank within the meaning of 12 C.F.R. § 225.41 (other than a change of control resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of Third Century Bancorp or any of our subsidiaries). This provision could result in adverse tax consequences to us and to the optionee as a result of the golden parachute provisions in the Internal Revenue Code. Under the golden parachute provisions, compensatory payments made by us to an employee following a change in control which are contingent on a change in control and which exceed certain limits based on the average annual compensation of the employee for the five calendar years before the change in control are not deductible by us and would subject the optionee to a 20% excise tax. The value of any option which would become immediately exercisable following a change in control (the spread between the then fair market value of the option shares and the option price) could be deemed to be a compensatory payment contingent on a change in control, and, thus, if such amount, when added to any other payments made by us to the employee which are contingent on a change in control, would exceed the limits described above, the excess amounts would be non-deductible and subject to the excise tax.

The effect of this change of control provision which, under certain circumstances, could accelerate benefits to option holders may be to increase the cost of a potential business combination or acquisition of control of Third Century Bancorp or any of our subsidiaries. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving us, and our shareholders may be deprived of an opportunity to sell their shares at a favorable price. Moreover, to the extent this provision could operate to accelerate benefits under stock options awarded in the future, the Board of Directors believes that the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh these possible disadvantages.

Other Provisions. The Stock Compensation Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the option plan. The Stock Compensation Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the option plan, may accelerate the vesting of stock options or cash awards granted or made under the option plan, may make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionees, and may waive any restrictions or conditions applicable to any option or the exercise thereof.

Set forth below is information as of December 31, 2006 regarding equity compensation plans categorized by those plans that have been approved by shareholders and those plans that have not been approved by shareholders.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price (2)	Number of Securities Remaining Available For Issuance Under Plan
Equity compensation plans approved by shareholders	209,185(1)	$11.10	18,385
Equity compensation plans not approved by shareholders	0	0	0
Total	209,185	$11.10	18,385
_______________________
(1)	Consists of (i) options to purchase 62,885 shares of common stock under the Restricted Stock Plan and (ii) 146,300 shares of common stock under the Option Plan.
(2)	The weighted average exercise price reflects the exercise price of $11.10 per share for options granted under the Option Plan. Does not take into effect the grant of shares of restricted stock.

Employment Contract

Mutual Savings Bank entered into three-year employment contracts with Robert D. Heuchan and with David A. Coffey. The contracts became effective on June 29, 2004, and extend annually to maintain their three-year term if Mutual Savings Bank’s Board of Directors determines to so extend them, unless notice not to extend is properly given by either party to the contract. Mr. Heuchan and Mr. Coffey receive an initial salary under the contract equal to their current salary, subject to increases approved by the Board of Directors. Each contract also provides, among other things, for participation in other fringe benefits and benefit plans available to Mutual Savings Bank’s employees.

Mr. Heuchan or Mr. Coffey may terminate his employment upon sixty days’ written notice to Mutual Savings Bank. Mutual Savings Bank may discharge Mr. Heuchan or Mr. Coffey, for cause (as defined in the contract) at any time. If Mutual Savings Bank terminates Mr. Heuchan’s or Mr. Coffey’s employment for other than cause or if either of them terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control of Third Century Bancorp (as defined below), or for the remaining term of the contract if the termination does not follow a change of control. In addition, during such period, Mr. Heuchan and Mr. Coffey will continue to participate in Mutual Savings Bank’s group insurance plans and retirement plans, or receives comparable benefits. Moreover, within a period of three months after such termination following a change of control, each of them will have the right to cause Mutual Savings Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to Mr. Heuchan or Mr. Coffey, are deemed to be payments in violation of the “golden parachute” rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause us to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts to Mr. Heuchan and Mr. Coffey if the contracts were terminated either after a change of control of Third Century Bancorp, without cause by Mutual Savings Bank, or for cause by either Mr. Heuchan or Coffey, would be $432,000 for Mr. Heuchan and $360,000 for Mr. Coffey. For purposes of these employment contracts, a change of control of Third Century Bancorp is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Bank Holding Company Act.

The employment contracts provide Mutual Savings Bank with protection of its confidential business information and protection from competition by Mr. Heuchan and Mr. Coffey should either of them voluntarily terminate their employment without cause or be terminated by Mutual Savings Bank for cause.

Compensation of Directors

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (3)	Total ($)
Robert L. Ellett	$ 28,050	$ 8,682	—	—	—	$ 5,713	$ 42,445
Jerry D. Petro	$ 25,550	$ 8,682	—	—	—	$ 5,713	$ 39,945
Robert D. Schafstall	$ 25,750	$ 8,682	—	—	—	$ 5,713	$ 40,145

____________________
(1)
The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2005 Recognition and Retention Plan. Assumptions used in the calculation of this amount is included in note 12 to our audited financial statements for the year ended December 31, 2006 and included in our Annual Report to Shareholders.

(2)	Stock options granted to directors vested upon grant and the entire compensation expense associated with such stock option grants was paid in fiscal 2005.
(3)
Represents dividends received on unvested stock awards, which includes the return of capital paid in 2006. Dividends on unvested stock awards are held in trust for the recipient. For the year ended December 31, 2006, no director received perquisites or personal benefits, which exceeded $10,000.

All of Mutual Savings Bank’s directors receive monthly director fees for their services. The Chairman receives $1,200 per month, the Vice Chairman receives $1,125 per month and each of the other directors receives $1,050 per month. Directors also receive $200 for each board meeting attended and non-employee directors receive $100 for each committee meeting attended. Emeritus directors receive $525 per month and $100 for each committee meeting attended. Aggregate fees paid to Mutual Savings Bank’s directors for the year ended December 31, 2006, were $94,850 and the aggregate fees paid to Mutual Savings Bank’s emeritus directors were $20,375. Directors of Third Century Bancorp are paid $500 for each monthly Board meeting attended, provided however that no more than $500 per month is payable to such directors.

Accountants’ Fees

Audit Fees. The firm of BKD, LLP served as our independent registered public accounting firm for each of our last two years ended December 31, 2006 and 2005. The aggregate fees billed by BKD, LLP for the audit of our financial statements included in our annual report on Form 10-KSB and for the review of our financial statements included in our quarterly reports on Form 10-QSB for the years ended December 31, 2006 and 2005, were $ 43,388 and $44,837, respectively.

Audit-Related Fees. The aggregate fees billed in each of 2006 and 2005 for assurance and related services by BKD, LLP that are reasonably related to the audit or review of our financial statements and that were not covered in the Audit Fees disclosure above, were $8,750 and $3,073, respectively.

Tax Fees. The aggregate fees billed in each of 2006 and 2005 for professional services rendered by BKD, LLP for tax compliance, tax advice or tax planning were $7,825 and $8,840, respectively.

All Other Fees. There were no fees billed in 2006 or 2005 for professional services rendered by BKD, LLP other than those disclosed above.

Board of Directors Pre-Approval. Our Audit Committee formally adopted resolutions pre-approving the engagement of BKD, LLP to act as our independent registered public accounting firm for the last two years ended December 31, 2006 and 2005, respectively. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD, LLP will be made by the Audit Committee and all non-audit and audit services to be rendered by BKD, LLP will be pre-approved by the Audit Committee. The Board of Directors for the last two years pre-approved audit-related and tax services provided by BKD, LLP.

Transactions With Certain Related Persons

Mutual Savings Bank follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans at December 31, 2006, were secured by the principal residences of directors and executive officers, except that Mr. Ellett has a loan secured by commercial real estate, two unsecured lines of credit and co-signed an automobile loan, and Mr. Petro has two loans secured by commercial real estate and three loans secured by stock in his business and two trucks.

Current law requires that all loans or extensions of credit to executive officers, directors, and principal shareholders be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, Mutual Savings Bank’s lending to each of its executive officers for loans other than the purchase of a residence is limited to an amount equal to the greater of $25,000 or 2.5% of Mutual Savings Bank’s capital and unimpaired surplus, but not to exceed $100,000. Mutual Savings Bank’s policy regarding loans to directors and all employees meets the requirements of current law. All loans to Mutual Savings Bank’s officers, directors and employees are and have been approved by a majority of the disinterested members of the Board of Directors. The aggregate amount of loans to directors and executive officers at December 31, 2006, was approximately $2.1 million.

Robert D. Heuchan, Mutual Savings Bank’s President and Chief Executive Officer, also serves as President and Treasurer of Mutual Financial Services, Inc., our wholly-owned subsidiary. He receives a $100 monthly management fee for the services he provides to Mutual Financial Services, Inc. which include financial recordkeeping and preparing financial statements, negotiating agreements with insurance companies and overseeing compliance with insurance regulations. The disinterested directors on Mutual Savings Bank’s Board of Board of Directors review and approve his services and payment of the management fee on a quarterly basis.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has approved the engagement of BKD LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007, subject to the ratification of the engagement by our shareholders at this annual meeting.

Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.  At the annual meeting, shareholders will consider and vote on the ratification of the engagement of BKD LLP.  A representative of the independent registered public accounting firm is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.

In order to ratify the selection of BKD LLP as the independent registered public accounting firm for the year ending December 31, 2007, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification without regard to broker non-votes or proxies marked “Abstain.”  The Board of Directors recommends a vote “FOR” the ratification of BKD LLP as auditors for the 2007 year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires that Third Century Bancorp’s officers and directors and persons who own more than 10% of Third Century Bancorp’s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by Securities And Exchange Commission regulations to furnish Third Century Bancorp with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, Third Century Bancorp believes that during the year ended December 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have presented at our next annual meeting and included in the Proxy Statement and form of proxy relating to that meeting must be received at the main office of Third Century Bancorp for inclusion in the proxy statement no later than December 3, 2007. Any such proposal should be sent to the attention of the Secretary of Third Century Bancorp at 80 East Jefferson Street, Franklin, Indiana 46131.

A shareholder proposal being submitted for presentation at the annual meeting but not for inclusion in our proxy statement and form of proxy, will be considered untimely if it is received by us a reasonable time before we begin to print proxy materials for the 2008 annual meeting. If, however, less than 130 days’ notice or prior public disclosure of the date of the next annual meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the annual meeting specified in publicly available By-Laws, if the annual meeting is held on such date), such proposal shall be considered untimely if it is received by us later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If we receive notice of such proposal after such time, each proxy that we receive will confer upon us the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in our proxy statement for the next annual meeting.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the common stock. In addition to solicitation by mail, our directors, our officers, and our employees may solicit proxies personally or by telephone without additional compensation.

Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

/s/ Robert D. Heuchan

Robert D. Heuchan
President and Chief Executive Officer

April 2, 2007

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY THIRD CENTURY BANCORP	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS MAY 16, 2007	1. The election as director of the nominee listed below (except as marked to the contrary below):	☐	☐	☐
The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Third Century Bancorp which the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of Third Century Bancorp to be held at the main office of Mutual Savings Bank, 80 East Jefferson Street, Franklin, Indiana 46131 at 9:00 a.m., (local time) on May 16, 2007. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:
Robert D. Heuchan INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	2. The ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign here Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

THIRD CENTURY BANCORP

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Third Century Bancorp at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of Third Century Bancorp at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Third Century Bancorp prior to the execution of this proxy of a Notice of the Meeting, the Annual Report for the year ended December 31, 2006 and a proxy statement dated April 2, 2007.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.